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                                                                EX-99.B(d)(2)(i)
                                  APPENDIX I
                          SUB-ADVISORY AGREEMENT WITH
                         BARCLAYS GLOBAL FUND ADVISORS

   Sub-advisory fees shall be paid monthly on the first business day of each month, at the annual rates specified below of each Fund's average daily value (as determined on each day that such value is determined for the Fund at the time set forth in the Prospectus for determining net asset value per share) during the preceding month.

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            Fund                      Investment Advisory Fee
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Asset Allocation Fund                 0.15% of first $900 million
                                      0.10% over $900 million
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Index Allocation Fund                 0.15% of first $900 million
                                      0.10% over $900 million
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Outlook Today Fund*                   0.25% up to $100 million
                                      0.20% $100 - $200 million
                                      0.15% more than $200 million
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Outlook 2010 Fund*                    0.25% up to $100 million
                                      0.20% $100 - $200 million
                                      0.15% more than $200 million
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Outlook 2020 Fund*                    0.25% up to $100 million
                                      0.20% $100 - $200 million
                                      0.15% more than $200 million
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Outlook 2030 Fund*                    0.25% up to $100 million
                                      0.20% $100 - $200 million
                                      0.15% more than $200 million
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Outlook 2040 Fund*                    0.25% up to $100 million
                                      0.20% $100 - $200 million
                                      0.15% more than $200 million
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* This agreement shall become effective as to each Outlook Fund on November 1,
2001 following shareholder approval of a new advisory agreement with Wells Fargo Funds Management, LLC and this sub-advisory agreement with BGFA.

Approved by Board of Trustees: October 24, 2000 as amended March 1, 2001, and May 8, 2001.
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     The Funds listed in this Appendix I were last approved by the parties to this Agreement as of November 1, 2001.


                             WELLS FARGO FUNDS TRUST


                             By:  /s/ C. David Messman
                                --------------------------------------
                                  C. David Messman
                                  Secretary


                             WELLS FARGO FUNDS MANAGEMENT, LLC


                             By:  /s/ Andrew Owen
                                --------------------------------------------
                                      Andrew Owen
                                      Vice President


                             BARCLAYS GLOBAL FUND ADVISORS


                             By:  /s/ Michael Chatham
                                -----------------------------------------
                                Name:  Michael Chatham
                                Title: Managing Director


                             By:  /s/ Danell Doty
                                ---------------------------------------------
                                Name:  Danell Doty
                                Title: Principal

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